Exhibit 99.1
Penumbra Provides Update on COVID-19 Response and Impact
April 6, 2020

Provides Preliminary Revenue Range for the First Quarter 2020 and Withdraws Prior Annual Revenue Guidance for 2020 Due to COVID-19 Impact
ALAMEDA, Calif., April 6, 2020 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today provided an update on the actions it is taking to focus its business operations to support employees, physicians, and patients in response to the coronavirus (COVID-19) pandemic. Penumbra is also providing a preliminary range for its first quarter 2020 revenue and withdrawing its annual revenue guidance for 2020 due to the potential impact of COVID-19.
COVID-19 Response
During this pandemic, Penumbra remains committed to our employees and their families, our customers, our suppliers, and our business partners. The following areas outline the specific actions that Penumbra has taken in order to continue serving patients and to reduce the spread of the virus.
Under recent California state and local “shelter-in-home” orders, as a device manufacturer, Penumbra falls within the category of healthcare operations, which are essential businesses that need to continue during the COVID-19 outbreak. Some of Penumbra’s medical devices are used in certain procedures that the United States Centers for Medicare & Medicaid Services (CMS) has indicated are “high-acuity” procedures that should not be postponed during the outbreak in its March 18, 2020 recommendations, while other Penumbra devices are used in elective procedures that physicians may consider postponing. While we are committed to continue providing essential devices to physicians and hospitals, we are also taking all possible measures to protect the health and safety of our employees. In order to do so, we have assembled an internal COVID-19 executive task force to address the continually updated guidance from local, national and international sources to ensure our operations are responding appropriately to the crisis.
“I want to assure our stakeholders that the entire Penumbra team has risen to the challenge of navigating Penumbra through this difficult time, in order to continue providing the critical products necessary for patients and our customers,” said Adam Elsesser, Chairman and CEO. “Most importantly, everyone at Penumbra offers our immense gratitude to all the healthcare personnel, first responders and others working on the front lines during this pandemic.”
Our Employees
Penumbra promptly instituted protocols to have all possible personnel work remotely. For those employees continuing to support essential operations at our work locations, we have implemented strict social distancing and other protective measures in order to ensure the health of our employees while continuing to provide critical products. As a result, we have reduced our essential workforce at our facilities. We have also restricted business travel and have closed our campus and other facilities to outside visitors. We are providing additional information and resources directly to our employees to support them during this time.
Product Supply and Customer Support
Our production, shipping and customer service functions remain operational to ensure we maintain a continuous supply of products to our customers. We are communicating regularly with our suppliers so that our supply chain remains intact.
Our customer service teams around the world are operating remotely and remain available to assist our customers and distribution partners as needed.
Many hospitals have implemented access restrictions so that they can focus resources on the outbreak and limit infections. Our team is respecting all limitations and/or restrictions placed on vendor visits. Penumbra has instructed our local representatives to be available to support our hospital customers only in response to requests for assistance from these customers. All Penumbra representatives are equipped to provide support via phone, text, and video as needed so that we can assist with case support and training. Our team is also available to provide web-based in-services and training videos to ensure appropriate training and support.
Update on First Quarter and Full Year 2020 Outlook
Revenue for the first quarter of 2020 is expected to be in the range of $137.0 to $137.3 million.
In the quarter, the Company began to observe more notable negative impact on business trends in March due to COVID-19. Due to the rapidly evolving environment and continued uncertainties resulting from COVID-19, the Company is withdrawing its previously announced annual revenue guidance for 2020. Although the Company cannot currently predict the specific extent or duration of the impact of the COVID-19 outbreak on its financial and operating results, the Company does expect the impact of COVID-19 could be more significant in the short term.
Penumbra continues to have a strong cash position and no debt. In light of the current situation, the Company is actively reviewing and implementing cost saving measures. In addition, more than twenty senior executives have voluntarily taken substantial temporary salary reductions. These measures are being undertaken to navigate the current environment, and to allow the Company to be in a strong financial and operating position after the outbreak.
The Company plans to provide final results, commentary and additional information related to the impact of COVID-19 on its upcoming Q1 2020 earnings call, which is expected to be in early May.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals and healthcare providers primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.
Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2019. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
SOURCE Penumbra, Inc.